                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of August 24, 1998 (the "Agreement"), among (i) VSI Acquisition II Corporation, a Delaware corporation (the "Corporation"), (ii) BCP Volume L.P., a Delaware limited partnership ("BCP Volume"), and BCP Offshore Volume L.P., a Cayman Islands exempted limited partnership ("BOCP Volume", and together with BCP Volume, "Blackstone"), (iii) VSI Management Direct L.P., a Delaware limited partnership ("Management Direct", and together with Blackstone, the "Blackstone Group"), (iv) General Electric Capital Corporation, a New York corporation ("GECC"), (v) Recreational Services L.L.C., a Delaware limited liability company ("GE LLC"; and together with its members, the "GE Capital Group"), and (vi) the additional signatories who have entered into the supplementary agreements referred to in Section 8.15 (collectively, the "Other Stockholders").

                  WHEREAS, Blackstone, Management Direct and the Corporation are parties to the Stockholders' Agreement, dated as of December 21, 1995 (the "Existing Stockholders' Agreement");

                  WHEREAS, pursuant to a Share Exchange Agreement dated as of July 27, 1998 among the Corporation, the Blackstone Group and the and the other members of GE LLC (the "Exchange Agreement"), the GE LLC became a stockholder of the Corporation on the date hereof;

                  WHEREAS, pursuant to a limited liability company agreement, the GE Capital Group transferred their shares to GE LLC; and

                  WHEREAS, the Blackstone Group and the Corporation have agreed to amend and restate the Existing Stockholders' Agreement and GE LLC wishes to enter into the Existing Stockholders' Agreement as so amended and restated;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1 (defined terms in the singular to have correlative meaning in the plural and vice versa):

                  "Acquisition": shall mean any expenditure by the Corporation or its Subsidiaries to acquire, by purchase or otherwise, the business or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person.

                  "Affiliate":  as defined in the Exchange Agreement.

                  "Beneficial Owner": has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "Business Day": any day that is not a Saturday or Sunday or a day on which banking institutions are required or permitted to be closed in the State of New York.

                  "Capital Expenditures": shall mean expenditures incurred by the Corporation and its Subsidiaries that, in accordance with generally accepted accounting principles, are or should be included in "purchase of property and equipment", "purchase of location contract rights" or similar items reflected in the statement of cash flows of the Corporation and its Subsidiaries.

                  "Capital Stock": with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests (however designated) in stock issued by that corporation including any indebtedness convertible into, or exchangeable for, stock of such corporation.

                  "Closing Date":  August 24, 1998.

                  "Code": the United States Internal Revenue Code of 1986, as amended, and any successor law, in each such case as supplemented or interpreted by all relevant Treasury Regulations, interpretive opinions of the Internal Revenue Service and judicial interpretations.

                  "Commission": the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock": common stock, par value $.01 per share, of the Corporation.

                  "Control": (including with correlative meanings, the terms "controlled by" or "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Controlling Stockholder": Blackstone and, if the percentage of the outstanding shares of Common Stock owned by Blackstone exceeds the percentage of the outstanding shares of Common Stock owned by GE LLC by less than 8%, GE LLC.

                  "Encumbrance": any charge, claim, lien, community property interest, condition, option, pledge, security interest, right of first refusal, equitable interest or restriction of any kind, including any restriction on voting, transfer, receipt of income or exercise of other attributes of ownership.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended, or any successor law and the regulations and rules issued pursuant to that Act or any successor law.

                  "Financing":  shall have the meaning set forth in Section 6.1.

                  "GAAP": generally accepted accounting principles in the United States of America as from time to time in effect.

                  "Group": collectively, the Blackstone Group and the GE Capital Group.

                  "Initial Public Offering": means an initial underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

                  "Observer":  shall have the meaning set forth in Section 2.1.

                  "Permitted Transferee":

(a) as to any Stockholder who is a natural Person, (i) the successors in interest to such Stockholder, in the case of a Transfer upon the death of such Stockholder, (ii) such Stockholder's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such Person,
(iii) such Stockholder, with respect to the disposition of the community property interest of such Stockholder's spouse in all or any part of the Shares upon the death of such spouse, and any transferee occasioned by the incompetence of such Stockholder and (iv) in the case of a Transfer during such Stockholder's lifetime, any Person in which no Person has any interest (directly or indirectly) except for any of such Stockholder, such Stockholder's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such Persons; provided that in respect of any Transfer by a Stockholder during such Stockholder's lifetime pursuant to clause
(ii) or (iv), such Stockholder shall retain voting power over all of the outstanding Shares being Transferred; and provided further, that, in the case of a Transfer to a Person (such as a partnership or a trust) as to which a governing instrument exists, (x) such Stockholder shall furnish a copy of such governing instrument to the Corporation in advance, (y) the Corporation shall be reasonably satisfied that the terms of such governing instrument shall not be inconsistent with the terms of this Agreement and (z) during the period that such Shares are held by such Person, the relevant Stockholder shall ensure that the terms of such governing instrument shall not be amended in any manner that results in such governing instrument being inconsistent with the terms of this Agreement;

(b) as to any Stockholder that is a trust, all the beneficiaries of which are natural Persons (i) such beneficiaries or the grantor of the trust, in each case as of the date the Stockholder became a party to this Agreement or, (ii) any Person related to such a beneficiary or grantor in the manner described in clause (a) of this definition;

(c) as to any Stockholder, a bank or other financial institution to whom Shares are Transferred by way of pledge or to whom Shares are Transferred upon the foreclosure thereof;

provided, however, that as to any Stockholder, any such pledge must be approved in advance by Blackstone and GE LLC;

(d) as to any Stockholder that is a corporation or a limited liability company, all controlled Affiliates of such Stockholder at the date of transfer;

(e) as to GE LLC, any member of such entity on a pro rata basis or on a basis substantially consistent with such entity's limited liability company agreement as it exists on the date hereof; and

(f) as to BOCP Volume and BCP Volume, any partner of such entity on the date hereof, on a pro rata basis or on a basis substantially consistent with such entity's partnership agreement as it exists on the date hereof.

provided, in each such case, that prior written notice of any such Transfer is given to the Corporation by such Stockholder and that the Permitted Transferee shall agree in advance of such Transfer to be designated as a Stockholder and to be bound by the terms of this Agreement pursuant to a written agreement reasonably satisfactory to the Corporation.

                  "Person": any individual, corporation (including any non-profit corporation), general or limited partnership, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, government or any agency or political subdivision thereof or any other entity.

                  "Public Offering": an underwritten public offering of equity securities pursuant to an effective registration statement under the Securities Act.

                  "Registrable Stock": the shares of Common Stock held by the Stockholders; provided that such shares shall cease to be Registrable Stock when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 or Rule 144A, or (iii) they shall have ceased to be outstanding.

                  "Rule 144": Rule 144 (or any successor provision) under the Securities Act.

                  "Rule 144A": Rule 144A (or any successor provision) under the Securities Act.

                  "Securities Act": the Securities Act of 1933, as amended, or any successor law and the regulations and rules issued pursuant to that Act.

                  "Shares": the shares of Common Stock, the options and the warrants hereafter issued to or otherwise acquired by the Stockholders (including acquisitions of such securities concurrently with the execution of this Agreement and acquisitions of any such securities after the date hereof whether or not pursuant to the terms hereof and including issuances of any such securities pursuant to any option or warrant existing on the date hereof or issued subsequent to the date hereof) and all shares of Capital Stock or other securities (including convertible securities and the securities into which such convertible securities convert) of the Corporation or any successor of the Corporation issued or issuable in respect thereof as a result of any stock dividend on, or stock split or reclassification or conversion of, or in exchange for, any such Common Stock or issued or issuable with respect to such Common Stock, options or warrants in connection with any merger or reorganization or similar transaction involving the Corporation.

                  "Stockholders": Blackstone, Management Direct, GE LLC and the Other Stockholders and their respective transferees who become subject to this Agreement.

                  "Subsidiary": shall have the meaning set forth in the Exchange Agreement.

                  "Transfer": any direct or indirect disposition of an interest whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or Encumbrance upon, any other disposition of any kind and in any manner, by operation of law or otherwise, or any other transfer or agreement which would result in a change in the percentage of the Corporation's Capital Stock owned or considered owned by a Stockholder or a Beneficial Owner as determined for purposes of Section 382 of the Code.

                  "Treasury Regulations": the regulations adopted under the Code by the United States Secretary of the Treasury, as in effect from time to time.

                  "Voting Stock": capital stock of any class or classes of the Corporation, the holders of which are entitled, in the absence of contingencies, to participate generally in the election of the members of the Board of Directors of the Corporation.

                                   ARTICLE II

                            CERTAIN VOTING AGREEMENTS

2.1. Board of Directors. So long as this Agreement shall remain in effect:

(a) Each Stockholder agrees that it shall vote all of its Voting Stock at any regular or special meeting of stockholders or in any written consent executed in lieu of such meeting of stockholders so as to elect and, during such period, to continue in office the Board of Directors of the Corporation that consists of:
(A) the Chairman of the Corporation, (B) unless the individual referred to in clause (A) is a partner of Management Direct, one designee of Management Direct, provided that Management Direct, prior to designating such director in its sole discretion, shall consult with Blackstone as to the identity of such designee,
(C) three designees (unless Blackstone is no longer the sole Controlling Stockholder, in which case two designees) of Blackstone and (D) if Blackstone is no longer the sole Controlling Stockholder, two designees of GE LLC. Each Stockholder shall take all action necessary to insure that the Corporation's

Certificate of Incorporation and By-Laws do not, at any time, conflict with the provisions of this Agreement.

(b) If GE LLC, Blackstone or Management Direct shall notify the other Stockholders of its desire to remove, with or without cause, any director of the Corporation previously designated by it, each Stockholder shall vote all of the Voting Stock owned or held of record by it so as to remove such director.

(c) If any director previously designated by Blackstone, Management Direct or GE LLC ceases to serve on the Board of Directors of the Corporation (whether by reason of death, resignation, removal or otherwise), the Stockholders who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby.

                  (d) The Corporation agrees that GE LLC has the right, which right shall continue until GE LLC has the right to designate directors pursuant to Section 2.1(a), to appoint one individual to be an observer (an "Observer") at meetings of the Board of Directors of the Corporation. GE LLC shall deliver a written notice of such appointment to the Corporation, which notice shall contain the address of the Observer. The Observer shall have the right to receive notice of, and attend and participate in, discussions at each regular and special meeting of the Board of Directors of the Corporation and shall be entitled to receive at the same time they are provided to the directors of the Corporation copies of any information concerning the Corporation that is provided to each of the directors with respect to such meetings, provided that such Observer acknowledges and agrees that he will be bound to satisfy the same duties and obligations of loyalty and confidentiality with respect to such information that the directors must satisfy. The Observer will be reimbursed for out-of-pocket expenses under the same terms and in the same amounts as provided to the directors. The Observer will have no voting rights with respect to the Board of Directors or any other rights relating thereto not expressly set forth above. The rights pursuant to this Section 2.1(d) may be assigned to a transferee of GE LLC, provided that such transferee owns on a fully diluted basis an aggregate number of shares of Common Stock not less than one-third (1/3) of the number of shares of Common Stock owned by GE LLC on the date hereof (subject to appropriate adjustment to reflect stock splits and similar events) and GE LLC owns on a fully diluted basis an aggregate number of shares of Common Stock less than such transferee.

2.2. Meetings and Consents. In order to effectuate the provisions of Section 2.1, each Stockholder agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officers and directors of the Corporation, to call, a special or annual meeting of stockholders of the Corporation, or execute or cause to be executed a consent in writing in lieu of a meeting to effectuate such stockholder action.

                                   ARTICLE III

                            CERTAIN CORPORATE ACTIONS

3.1. Stockholder Vote. So long as GE LLC owns 20% or more of the outstanding Common Stock, the Corporation and its Subsidiaries shall not take any of the following actions without the prior written consent of both Blackstone and GE
LLC:

 (a) entering into, amending or waiving the provisions of any agreements or transactions with Blackstone or its Affiliates except as expressly provided for in this Agreement or in the Exchange Agreement, and except (i) the execution and performance of any transaction or agreement contemplated by the Exchange Agreement, (ii) the payment of reasonable and customary regular fees and reimbursements of expenses to directors of the Corporation who are not employees of the Corporation, (iii) transactions which are reasonable and customary in light of industry practice with regard to portfolio companies owned by Persons such as Blackstone and its Affiliates, provided that each such transaction is not in excess of $500,000 individually and $1,000,000 in the aggregate in any one year period, (iv) the payment of a monitoring fee of $250,000 per year to an Affiliate of Blackstone and $167,000 per year to GECC and (v) the payment to Blackstone or any of its Affiliates of any transaction, structuring or similar fee equal to up to 1% of the total equity value of any company or business acquired by the Corporation or any of its Subsidiaries so long as GECC is also paid a proportional fee based on GE LLC's Common Stock ownership relative to Blackstone's Common Stock ownership.

(b) except as provided in the Exchange Agreement, any redemption or offer to purchase made by the Corporation for any of Blackstone's Capital Stock, or any recapitalization, reclassification, consolidation, spin-off, split or subdivision, or combination of Blackstone's Shares that would not afford to GE LLC the same type and amount of consideration per Share on a pro rata basis with Blackstone;

                  (c) the approval of any amendment to any provision of the certificate of incorporation or by-laws of the Corporation; provided, however, that subject to Section 4.7, the Corporation shall have the right to increase the authorized Shares and to create new specific series of preferred stock without the prior written consent of GE LLC pursuant to this Section 3.1;

                  (e) the dissolution or the adoption of a plan of liquidation of, or the voluntary election to commence bankruptcy or insolvency proceedings under applicable laws with respect to, the Corporation;

                  (f) the appointment of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation;

                  (g) the modification of any stock option or similar incentive plan, bonus or other compensation or benefit plan existing on the date hereof;

                  (h) any material change in the Corporation's principal line of business; or

                  (i) any commitment by the Corporation or any of its Subsidiaries to do any of the foregoing.

3.2. Annual Budget. At least 60 days prior to the commencement of each fiscal year of the Corporation, the Corporation shall prepare and present to Blackstone and GE LLC an annual budget for the forthcoming fiscal year.

                  3.3. Board Approval of Certain Transactions. In addition to those actions or transactions ordinarily requiring approval of the Boards of Directors, the following actions of the Corporation and its Subsidiaries, shall require the affirmative vote of a majority of the respective Boards of
Directors:

                  (i) the annual budget of each of the Corporation and its Subsidiaries;

                  (ii) any expenditure, or related series of expenditures, which would exceed any provision therefor under the annual budget;

                  (iii) any Capital Expenditure, or related series of Capital Expenditures, totalling in excess of $2 million;

                  (iv) any Acquisition;

                  (v) the sale or other disposition of all or substantially all of the assets of the Corporation;

                  (vi) the consolidation or merger of the Corporation with or into any other Person, or the consolidation or merger of any Person with or into the Corporation; and

                  (vii) a leveraged recapitalization or reorganization.

                                   ARTICLE IV

                                    TRANSFERS

4.1. Limitations on Transfer. (a) Each Stockholder hereby agrees that, except for Transfers effected pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur (other than a Transfer to the Corporation or another Stockholder as permitted or required by this Agreement or the Exchange Agreement) unless the Corporation has been furnished with (i) written notice describing the manner and terms of such Transfer, the identity of the transferee and such other information as the Corporation may reasonably request and (ii) an opinion in form and substance reasonably satisfactory to the Corporation of counsel reasonably satisfactory to the Corporation that (A) such Transfer is exempt from the provisions of Section 5 under the Securities Act and
(B) that (x) no registration or qualification under the applicable or "blue sky" laws of any jurisdiction is required in connection with such Transfer or (y) compliance with applicable state securities or "blue sky" laws has been effected.

(b) Each Stockholder hereby agrees that, except for Transfers in connection with a Public Offering, Transfers pursuant to Rule 144 under the Securities Act, and Transfers pursuant to Section 4.5, no Transfer shall occur unless the transferee shall agree to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement.

(c) Notwithstanding anything contained herein to the contrary, each Stockholder hereby agrees that no Transfer of Shares owned by it shall occur prior to the first anniversary of the Closing Date, other than pursuant to Sections 4.4 or
4.5 or pursuant to a Public Offering and other than to a Permitted Transferee. After the first anniversary of the Closing Date, Shares owned by each Stockholder may be Transferred subject to Sections 4.1(a) and 4.1(b) and Sections 4.4, 4.5 or 4.6, as applicable.

                  4.2. Effect of Void Transfers. In the event of any purported Transfer of any Shares in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and neither the Corporation nor any transfer agent shall give effect to such Transfer.

                  4.3. Legend on Securities. Each certificate representing Shares issued to any Stockholder shall bear the following legend on the face thereof (in addition to any legend required by state securities or "blue sky" laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT AMONG BCP VOLUME, L.P., BCP OFFSHORE VOLUME, L.P., VSI MANAGEMENT DIRECT, L.P., GENERAL ELECTRIC CAPITAL CORPORATION, RECREATIONAL SERVICES L.L.C. AND CERTAIN OTHER STOCKHOLDERS AND VSI ACQUISITION II CORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS AVAILABLE FOR INSPECTION AT THE CORPORATION'S PRINCIPAL OFFICES. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
         (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS

         CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT."

                  4.4. Tag-Along Rights. (a) With respect to any proposed Transfer by either GE LLC or Blackstone (in such capacity, a "Transferring Stockholder") of Shares permitted hereunder, other than (x) a Public Offering,
(y) in accordance with Rule 144 under the Securities Act or (z) to a Permitted Transferee, so long as this Agreement shall remain in effect and the Transferring Stockholder beneficially owns on a fully diluted basis an aggregate number of shares of Common Stock not less than one-third (1/3) of the number of shares of Common Stock owned by the Transferring Stockholder on the date hereof (subject to appropriate adjustment to reflect stock splits and similar events), the Transferring Stockholder shall have the obligation, and each other Stockholder shall have the right, to require the proposed transferee to purchase from such other Stockholder (in such capacity, a "Tagging Stockholder") a number of Shares (of the same type or class as the Shares proposed to be Transferred by the Transferring Stockholder) up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of Shares owned by such Tagging Stockholder by (B) the aggregate number of Shares owned by the Transferring Stockholder and all Tagging Stockholders, and (ii) the total number of Shares proposed to be directly or indirectly Transferred to the transferee in the contemplated Transfer, and at the same price per Share and upon the same terms and conditions (including without limitation time of payment and form of consideration) as to be paid and given to the Transferring Stockholder; provided, that in order to be entitled to exercise its right to sell Shares to the proposed transferee pursuant to this Section 4.4, each Tagging Stockholder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the proposed Transfer of the Shares of the Transferring Stockholder; provided further, that all representations and warranties shall be made by each Tagging Stockholder and the Transferring Stockholder severally and not jointly and that the liability of the Transferring Stockholder and each Tagging Stockholder (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Corporation shall be evidenced in writings executed by them and the transferee and shall be borne by each of them on a pro rata basis; provided further, that the Transferring Stockholder shall consult with the Tagging Stockholders with respect to the negotiations with the proposed transferee of the terms of the proposed Transfer.

                  (b) The Transferring Stockholder shall give notice to each Tagging Stockholder of each proposed Transfer giving rise to the rights of the Tagging Stockholder set forth in the first sentence of Section 4.4(a) at least 30 days prior to the proposed consummation of such Transfer, setting forth the number and type of Shares proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions of payment offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 4.4 and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section
4.4 must be exercised by the Tagging Stockholder within 10 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating such Tagging Stockholder's desire to exercise its rights and specifying the number of Shares it desires to sell. The Transferring Stockholder shall be entitled under this Section 4.4 to Transfer to the proposed transferee the number of Shares equal to the difference between the number referred to in clause (ii) of paragraph (a) above and the aggregate number of Shares set forth in the written notices, if any, delivered by the Tagging Stockholders pursuant to the preceding sentence (up to the maximum number of Shares beneficially owned by such Tagging Stockholder required to be purchased by the proposed transferee pursuant to the first sentence of Section 4.4(a)). If the proposed transferee fails to purchase Shares from any Tagging Stockholder that has properly exercised its tag-along rights under Section 4.4(a), then the Transferring Stockholder shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in Section 4.2 hereof.

                  (c) If any Tagging Stockholder exercises its rights under
Section 4.4(a), the closing of the purchase of the Shares with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Shares.

                  (d) If a Tagging Stockholder has not complied with the terms of this Section 4.4, such Tagging Stockholder shall not be permitted to exercise its rights pursuant to this Section 4.4.

                  4.5. Drag-Along Rights. If a Controlling Stockholder receives an offer from a Person other than another Stockholder or its Affiliates (a "Third Party") to purchase all, but not less than all, of the outstanding Shares owned by the Stockholders and such offer is accepted by all Controlling Stockholders, so long as this Agreement shall remain in effect and such Controlling Stockholder beneficially owns on a fully diluted basis an aggregate number of shares of Common Stock not less than one-third (1/3) of the number of shares of Common Stock owned by such Controlling Stockholder on the date hereof (subject to appropriate adjustment to reflect stock splits and similar events), then each Stockholder hereby agrees that it will Transfer all Shares owned by it to such Third Party on the terms of the offer so accepted by such Controlling Stockholder, including the same per Share consideration; provided, that all representations and warranties shall be made by each Stockholder severally and not jointly and that the liability of each Stockholder (whether pursuant to a representation, warranty, covenant, indemnification provision or agreement) for liabilities in respect of the Corporation shall be evidenced in writings executed by them and the transferee and shall be borne by each of them on a pro rata basis; provided further, that the Controlling Stockholder shall consult with the other Stockholders with respect to the negotiations with the proposed transferee of the terms of the proposed Transfer.

                  4.6. Right of First Offer. (a) If any Stockholder other than a Controlling Stockholder (such Stockholder, the "ROFO Offeror") desires to sell all or any portion of the Shares (the "ROFO Shares") then owned by the ROFO Offeror (other than sales of Shares by the Management Stockholders to GE LLC or Blackstone or sales pursuant to a Public Offering or transfers to Permitted Transferees or pursuant to Sections 4.4 or 4.5) the ROFO Offeror shall provide the Corporation, GE LLC and each Controlling Stockholder with a written notice (the "ROFO Notice") setting forth: (i) the number and class of Shares to be offered and (ii) the material terms and conditions of the proposed sale, including the cash price (the "Offering Price") at which the ROFO Offerer proposes to sell the ROFO Shares. The ROFO Notice shall also contain an irrevocable offer to sell the ROFO Shares to the Corporation and, if the

Corporation shall decline to purchase all or any portion of the ROFO Shares, the Controlling Stockholders (or their assignees) at a cash price equal to the price contained in, and upon substantially the same terms and conditions as the terms and conditions contained in, the ROFO Notice. At any time within 45 days after the date of the receipt by the Corporation and the Controlling Stockholders of the ROFO Notice, the Corporation shall have the option to exercise its right to purchase or, if the Corporation shall decline to purchase all or any portion of the ROFO Shares, each Controlling Stockholder shall have the right to exercise such option to purchase (or assign its right to any party) the portion of the ROFO Shares that the Corporation does not wish to purchase, at the same cash price and on such substantially the same terms and conditions as set forth in the ROFO Notice (allocated between the Controlling Stockholders in proportion to the relative number of shares of Common Stock held by each Controlling Stockholder).

                  (b) If the option to purchase the ROFO Shares is exercised pursuant to Section 4.6(a), within 45 days after the date of the receipt by the Corporation and the Controlling Stockholders of the ROFO Notice, the Corporation and/or the Controlling Stockholders (or their assignees) shall deliver payment by wire transfer of immediately available funds to the ROFO Offeror against delivery of certificates or other instruments representing the ROFO Shares so purchased free and clear of any Encumbrances, appropriately endorsed by the ROFO Offeror. If the Corporation and/or the Controlling Stockholders (or their assignees) have not given notice of its or their intention to exercise such right to purchase within the 30 day period after the date of the receipt by the Corporation and the Controlling Stockholders of the ROFO Notice or has not tendered the purchase price for the ROFO Shares in the manner set forth above within such 45 day period, the ROFO Offeror shall be free for a period of 120 days from the end of such 30 day or 45 day period, as the case may be, to sell the ROFO Shares to a Qualified Purchaser (as defined below) on terms which are no more favorable in any material respect to such Qualified Purchaser than the terms and conditions set forth in the ROFO Notice. If for any reason such ROFO Offeror does not sell the ROFO Shares to a Qualified Purchaser on such terms and conditions or if such ROFO Offeror wishes to sell the ROFO Shares on terms which are more favorable in any material respect to a Qualified Purchaser than those set forth in the ROFO Notice, the provisions of this Section 4.6 shall again be applicable to the ROFO Shares; provided that, such ROFO Offeror may not deliver another ROFO Notice until 12 months have elapsed since the date of the previous ROFO Notice. As used in this Section 4.6, "Qualified Purchaser" means any Person so long as (i) such Person shall not be, directly or indirectly, engaged in any contract food service business which is in direct competition with the Corporation and (ii) a Controlling Stockholder shall not have unreasonably objected to such Person based on the Controlling Stockholder's and its Affiliates' prior experience with such Person.

4.7. Participation Rights. (a) So long as this Agreement shall remain in effect, the Corporation shall not issue (an "Issuance") additional shares of Capital Stock to Blackstone unless, prior to such Issuance, the Corporation notifies each other Stockholder in writing of the proposed Issuance and grants to each other Stockholder the right (the "Right") to subscribe for and purchase additional shares of the same class of Capital Stock at the same price and upon the same terms and conditions as apply to the Issuance in an amount such that immediately after giving effect to the Issuance and exercise of the Right, the shares of Capital Stock of such class owned by such Stockholder (rounded to the nearest whole share) shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was owned by such Stockholder immediately prior to the Issuance (without regard to any shares that may be issued to parties other than Blackstone at the time of the Issuance). The Corporation shall not issue any Capital Stock to any Affiliate of Blackstone.

(b) The Right may be exercised by a Stockholder at any time by written notice to the Corporation within 10 Business Days after the date on which such Stockholder receives notice from the Corporation of the proposed Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right (the "Participation Closing") shall occur concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Right shall not apply to any Issuance to all holders of Common Stock on a pro rata basis.

(c) In order to enable Management Direct (on behalf of its individual partners who are employees or directors of the Corporation or its Subsidiaries at such time only) to exercise the Right and the individual members of GE LLC who are employees or directors of the Corporation or its Subsidiaries at such time only and who elect to exercise the Right (the "Individual Members"), the Corporation shall (subject to applicable contractual obligations, including any provisions of any credit facility to which the Corporation is a party) lend, concurrent with the Participation Closing, to Management Direct and each Individual Member an amount (the "Loan") sufficient to exercise the Right. The Loan shall be evidenced by a Note (in a form reasonably acceptable to the Corporation) that
(i) shall accrue interest at the applicable federal rate, as defined in Section 1274(d) of the Code, as set from time to time, (ii) shall be without recourse to Management Direct and each Individual Member and shall be secured by a pledge of the shares held by Management Direct (on behalf of its individual partners who are employees or directors of the Corporation or its Subsidiaries at such time only) and each Individual Member, and (iii) shall provide that principal, interest and all other amounts due thereon shall be due upon any sale, transfer or other disposition of such Shares to the extent of the cash proceeds realized therefrom.

4.8. Cooperation of the Corporation. In the case of any proposed Transfer under
Section 4.1, the Corporation shall use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any jurisdiction where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any jurisdiction where it is not then subject. The restrictions on Transfer contained in Section 4.1 shall be in addition to, and not by way of limitation of, any other restrictions on Transfer contained in any other article or section of this Agreement.

4.9. Rule 144 Acknowledgment. Each Stockholder acknowledges that such Person is familiar with Rule 144 and that such Person has been advised that Rule 144 permits, only under certain circumstances, the resale of restricted securities such as the Shares subject hereto, but that Rule 144 may not in the future become available to permit resales by such Person of any Shares. Each Stockholder understands that, to the extent that Rule 144 is not available, such Person shall be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement, and that the Corporation has no obligation whatsoever (except as set forth herein) to any Stockholder to register any Shares.

                  4.10. Restrictions Cumulative. The restrictions on Transfer imposed by Section 4.4 on any Stockholder shall be in addition to, and not in lieu of, the restrictions on transfer imposed by Sections 4.1, 4.2, 4.5 and 4.6 of this Agreement to the extent the same are otherwise applicable to such Stockholder.

                                    ARTICLE V

                               REGISTRATION RIGHTS

5.1. Required Registrations. (a) Upon receipt of a written request from Blackstone requesting that the Corporation effect the registration of its shares of Common Stock, the Corporation shall as expeditiously as possible use its best efforts to effect the registration under the Securities Act of all shares of Common Stock that the Corporation has been so requested to register for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the shares of Common Stock so registered; provided that, the Corporation shall not be required to effect more than three registrations pursuant to this paragraph.

                  (b) Upon receipt of a written request from GE LLC requesting that the Corporation effect the registration of its shares of Common Stock, the Corporation shall as expeditiously as possible use its best efforts to effect the registration under the Securities Act of all shares of Common Stock that the Corporation has been so requested to register for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the shares of Common Stock so registered; provided that, (i) such written notice may not be delivered prior to the third anniversary of the Closing Date and (ii) the Corporation shall not be required to effect more than one registration pursuant to this paragraph.

5.2. Piggyback Registration. (a) Each time the Corporation is planning to file a registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock by Blackstone or GE LLC (the "Requesting Stockholder"), the Corporation will give prompt written notice thereof to all Stockholders other than the Requesting Stockholder (the "Piggy-Back Stockholders") regarding their rights under this Section 5.2, at least 30 days prior to the anticipated filing date of such registration statement; provided, however, that any proposed offer and sale of Common Stock solely by the Corporation shall not trigger the provisions of this Section 5.2. Upon the written request of any Piggy-Back Stockholder made within 10 Business Days after the receipt of any such notice from the Corporation, but subject to paragraph
(b) below, the Corporation will include in such registration statement for the account of such PiggyBack Stockholder a number of shares of Common Stock equal to the number of shares requested by such Piggy-Back Stockholder to be included in such registration statement but in no event greater than the number of shares calculated by multiplying (x) the number of shares of Common Stock owned by such Piggy-Back Stockholder by (y) a fraction, the numerator of which is the number of shares of Common Stock being registered for the account of the Requesting Stockholder in such registration statement and the denominator of which is the aggregate number of shares of Common Stock owned by the Requesting Stockholder (the number of shares of such Piggy-Back Stockholder so registered being referred to as the "Piggy-Back Shares") so as to permit the disposition of the Piggy-Back Shares to be registered; provided, that
(i) if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, either the Corporation or the Requesting Stockholder, shall determine for any reason not to proceed with the proposed registration, the Corporation may at its election give written notice of such determination to the Piggy-Back Stockholders and thereupon shall be relieved of its obligation to register any Piggy-Back Shares in connection with such registration, and (ii) if such registration involves an underwritten offering, each Piggy-Back Stockholder must sell its shares to the underwriters on the same terms and conditions as apply to the Requesting Stockholder.

(b) If a registration pursuant to this Section 5.2 involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Corporation in writing that, in their opinion, the number of shares of Common Stock which the Corporation, the Stockholders and any other Persons intend to include in such registration exceeds the largest number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including the price at which the shares of Common Stock can be sold), then the Corporation will include in such registration (i) first, 100% of the shares of Common Stock the Corporation proposes to sell for its own account, if any, and (ii) second, to the extent that the number of shares of Common Stock which the Corporation proposes to sell is less than the number of shares of Common Stock which the Corporation has been advised can be sold in such offering without having the adverse effect referred to above, the number of shares of Common Stock to be included in such offering will be allocated pro rata among the Piggy-Back Stockholders and the Requesting Stockholder on the basis of the relative number of shares of Common Stock then held by each such Person.

5.3. Registration Procedures. If the Corporation is required by the provisions of this Article VI to use its best efforts to effect the registration of any of its securities under the Securities Act, the Corporation shall, as expeditiously as possible:

                                    (a)      prepare and file with the
                                             Commission a registration statement
                                             with respect to such securities and
                                             use its best efforts to cause such
                                             registration statement to become
                                             and remain effective for a period
                                             of time required for the
                                             disposition of such securities by
                                             the holders thereof;

                                    (b)      prepare and file with the
                                             Commission such amendments and
                                             supplements to such registration
                                             statement and the prospectus used
                                             in connection therewith as may be
                                             necessary to keep such registration
                                             statement effective and to comply
                                             with the provisions of the
                                             Securities Act with respect to the
                                             sale or other disposition of all
                                             securities covered by such
                                             registration statement until the
                                             earlier of such time as all of such
                                             securities have been disposed of in
                                             a public offering or the expiration
                                             of 180 days;

                                    (c)      furnish to such selling security
                                             holders such number of copies of a
                                             summary prospectus or other
                                             prospectus, including a preliminary
                                             prospectus, in conformity with the
                                             requirements of the Securities Act,
                                             and such other documents, as such
                                             selling security holders may
                                             reasonably request;

                                    (d)      use its best efforts to register or
                                             qualify the securities covered by
                                             such registration statement under
                                             such other securities or blue sky
                                             laws of such jurisdictions within
                                             the United States and Puerto Rico
                                             as each holder of such securities
                                             shall request (provided, however,
                                             the Corporation shall not be
                                             obligated to qualify as a foreign
                                             corporation to do business under
                                             the laws of any jurisdiction in
                                             which it is not then qualified or
                                             to file any general consent to
                                             service of process), and do such
                                             other reasonable acts and things as
                                             may be required of it to enable
                                             such holder to consummate the
                                             disposition in such jurisdiction of
                                             the securities covered by such
                                             registration statement;

                                    (e)      furnish, at the request of any
                                             holder requesting registration of
                                             the Registrable Stock pursuant to
                                             Section 5.1, on the date that such
                                             shares of Registrable Stock are
                                             delivered to the underwriters for
                                             sale pursuant to such registration
                                             or, if such Registrable Stock is
                                             not being sold through
                                             underwriters, on the date that the
                                             registration statement with respect
                                             to such shares of Registrable Stock
                                             becomes effective, (1) an opinion,
                                             dated such date, of the independent
                                             counsel representing the
                                             Corporation for the purposes of
                                             such registration, addressed to the
                                             underwriters, if any, and if such
                                             Registrable Stock is not being sold
                                             through underwriters, then to the
                                             holders making such request,
                                             stating that such registration
                                             statement has become effective
                                             under the Securities Act and that
                                             (i) the registration statement, the
                                             related prospectus, and each
                                             amendment or supplement thereto,
                                             comply as to form in all material
                                             respects with the requirements of
                                             the Securities Act and the
                                             applicable rules and regulations of
                                             the Commission thereunder (except
                                             that such counsel need express no
                                             opinion as to financial or
                                             statistical information contained
                                             therein), (ii) the descriptions in
                                             the registration statement or the
                                             prospectus, or any amendment or
                                             supplement thereto, of all legal
                                             matters and contracts and other
                                             legal documents or instruments are
                                             accurate and fairly
                                            present the information required to
                                            be shown, and (iii) such counsel has
                                            no reason to believe that either the
                                            registration statement or the
                                            prospectus, or any amendment or
                                            supplement thereto (other than
                                            financial or statistical information
                                            as to which such counsel need make
                                            no statement) contains any untrue
                                            statement of a material fact or
                                            omits to state a material fact
                                            required to be stated therein or
                                            necessary to make the statements
                                            therein, in light of the
                                            circumstances in which made, not
                                            misleading; and (2) a letter dated
                                            such date, from the independent
                                            certified public accountants of the
                                            Corporation, addressed to the
                                            underwriters, if any, and if such
                                            Registrable Stock is not being sold
                                            through underwriters, then to the
                                            holder making such request and, if
                                            such accountants refuse to deliver
                                            such letter to such holder, then to
                                            the Corporation stating that they
                                            are independent certified public
                                            accountants within the meaning of
                                            the Securities Act and that, in the
                                            opinion of such accountants, the
                                            financial statements and other
                                            financial data of the Corporation
                                            included in the registration
                                            statement or the prospectus, or any
                                            amendment or supplement thereto,
                                            comply as to form in all material
                                            respects with the applicable
                                            accounting requirements of the
                                            Securities Act. Such opinion of
                                            counsel shall additionally cover
                                            such other legal matters with
                                            respect to the registration in
                                            respect of which such opinion is
                                            being given as such holders of
                                            Registrable Stock may reasonably
                                            request. Such letter from the
                                            independent certified public
                                            accountants shall additionally cover
                                            such other financial matters
                                            (including information as to the
                                            period ending not more than five
                                            Business Days prior to the date of
                                            such letter) with respect to the
                                            registration in respect of which
                                            such letter is being given as the
                                            holders holding a majority of the
                                            Registrable Stock being so
                                            registered may reasonably request;

                                    (f)     enter into customary agreements
                                            (including an underwriting agreement
                                            in customary form) and take such
                                            other actions as are reasonably
                                            required in order to expedite or
                                            facilitate the disposition of such
                                            registrable securities;

                  (g) use its best efforts to cause appropriate members of senior management to participate in customary road show presentations; and

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  It shall be a condition precedent to the obligation of the Corporation to take any action pursuant to this Article V in respect of the securities which are to be registered at the request of any holder thereof that such holder shall furnish to the Corporation such information regarding the securities held by such holder and the intended method of disposition thereof as the Corporation shall reasonably request and as shall be required in connection with the action taken by the Corporation.

5.4.  Other Registration-Related Matters.

(a) Each Stockholder agrees that it shall not effect any sales of Common Stock during the 14 days prior to or the 90 day period beginning on the effective date of a registration statement (whether pursuant to Article V or otherwise, except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

(b) The Corporation agrees not to effect any sales of Common Stock during the 14 days prior to and the 90 day period beginning on the effective date of any registration statement in which any Stockholder is participating in connection with an underwritten public offering of Common Stock, if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter of the underwritten public offering.

(c) The Corporation may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Article V to furnish to the Corporation such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

(d) The Corporation will pay all reasonable out-of-pocket costs and expenses incurred in connection with the registration of Common Stock pursuant to Article V that are customarily paid by a company providing registration rights.

5.5.     Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Stock under the Securities Act pursuant to this Article V, the Corporation shall indemnify and hold harmless the holder of such Registrable Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such holder specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by, or on behalf of, such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

(b) Each holder of any Registrable Stock, by acceptance thereof, agrees to indemnify and hold harmless the Corporation, its directors and officers and each other Person, if any, who controls the Corporation within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Corporation or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, information in writing provided to the Corporation by such holder of such Registrable Stock contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that each holder of such Registrable Stock shall not be liable to the extent that any such loss, claim, damage or liability, in the aggregate, exceeds such holder's proceeds actually received in respect of the securities sold by such holder of Registrable Stock.

(c) Subject to Section 5.3, if the indemnification provided for in this Section
5.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.6. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Common Stock to be registered pursuant to
Section 5.1 shall be selected by the Stockholder initially requiring such registration, provided, such managing underwriter or underwriters shall be reasonably acceptable to the Corporation.

                                   ARTICLE VI

                   PAYMENT OF FEES, EXPENSES AND INDEBTEDNESS,
                         AND REDEMPTION OF COMMON STOCK

6.1. Financing. (a) The Corporation shall use its reasonable best efforts as soon as practicable to consummate a financing on or prior to the first anniversary of the Closing Date (the "Financing") which shall be sufficient to pay or redeem the instruments referred to below. If the Financing is effected, the Corporation shall apply the proceeds thereof (net of expenses) to pay or redeem as a appropriate the following instruments in the order of priority of and on the basis set forth below:

(i) all fees and expenses of the Financing and all accrued fees and expenses incurred in connection with the transactions contemplated by the Exchange Agreement;

(ii) all indebtedness for borrowed money of the Corporation and its Subsidiaries incurred on or after June 30, 1998;

(iii) all indebtedness for borrowed money of the Corporation and its Subsidiaries (other than Service America Corporation and its Subsidiaries) incurred prior to June 30, 1998;

(iv) indebtedness for borrowed money of Service America Corporation and its Subsidiaries incurred prior to June 30, 1998 in an amount equal to 66.7% of the amount of indebtedness repaid pursuant to clause (iii) above;

(v) all other indebtedness for borrowed money of Service America Corporation and its Subsidiaries; and

(vi) in accordance with the priorities and other terms set forth in Section 2.3 of the Exchange Agreement.

provided, however, that the Corporation shall not consummate the Financing if the proceeds thereof are not sufficient to pay all of the amounts described in the foregoing clauses (i), (ii), (iii) and (iv).

                  (b) If the Financing does occur and the proceeds thereof are not sufficient to fully pay all of the amounts described or referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a), GECC agrees to convert all indebtedness owed by the Corporation and its Subsidiaries to GECC and its Affiliates into a subordinated note of the Corporation with market terms to be agreed between Blackstone and GECC (including the payment of interest at an initial rate of 10% per year, increasing by .5% every six months, up to a maximum interest rate of 14% per year), which terms shall be satisfactory to the financial institutions providing and/or arranging such Financing. Such interest shall be payable in cash unless objected to by such financial institutions.

                                   ARTICLE VII

                                   TERMINATION

                  This Agreement shall terminate, and thereby become null and void, in full on the earliest date on which Blackstone and its Permitted Transferees who agree to become a party to this Agreement do not collectively own in the aggregate at least one-third of the number of shares of Common Stock (subject to appropriate adjustment to reflect stock splits and similar events) owned by Blackstone on the date hereof. A Stockholder shall cease to be deemed a Stockholder hereunder, and shall no longer be a party to this Agreement, at such time as such Stockholder ceases to own any Shares.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of law, except to the extent that the internal laws of the State of Delaware are mandatorily applicable.

8.2. Entire Agreement; Amendments. This Agreement (including the exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified or amended by the affirmative vote of a majority in interest of the Stockholders hereto, provided, however, that any proposed amendment that purports to treat a Stockholder differently than the other Stockholders shall require the consent of such Stockholder, and provided further, however, that this Agreement may not be modified or amended except with the prior written consent of any Stockholder who owns on a fully diluted basis an aggregate number of shares of Common Stock not less than 10% of the outstanding shares of Common Stock.

8.3. Specific Performance. Due to the fact that the securities of the Corporation cannot be readily purchased or sold in the open market, and for other reasons, the parties shall be irreparably damaged in the event that this Agreement is not specifically enforced. Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law will be an insufficient remedy in the event such party violates the terms of Articles IV, and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's agreements set forth in such Articles.

8.4. Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

8.5. Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, a Stockholder shall be valid and binding upon any and all persons or entities (other than the Corporation) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Shares originally acquired by such Stockholder.

8.6. Additional Securities Subject to Agreement. Each Stockholder agrees that any other Shares which it shall hereafter acquire by means of a stock split, stock dividend, distribution or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof. If any of the Stockholders is issued any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Shares, the Stockholders agree to amend this Agreement to the extent necessary to reflect such issuance in a manner consistent with the terms and conditions hereof.

8.7. Other Stockholders' Agreements. None of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to the Shares, and none of the Stockholders has previously entered into such an agreement that remains in full force and effect as of the date hereof, which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

8.8. Successors, Assigns and Transferees. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and transferees permitted hereunder (except for transferees that are transferred Shares pursuant to a Public Offering, pursuant to Rule 144 under the Securities Act or pursuant to
Section 4.1(d) or 4.5), each of which shall agree in writing to become a party to this Agreement and be bound to the same extent hereby as the transferor that has transferred the

Shares to such transferees; provided, that if a Stockholder transfers a portion of its Shares to a transferee which is entitled to rights of the transferee hereunder, then such transferee(s) of such transferor shall exercise such rights as a single group with that transferor and its Affiliates.

8.9. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.10. Headings. The section headings contained herein are for the purposes of convenience of reference only and are not intended to define or limit the contents of said sections.

8.11. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

8.12. Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

8.13. Notices. Any notice or other communication to be given hereunder by any party to any other party shall be in writing and delivered in person or by courier or by facsimile transmission or by mail, postage prepaid, as follows:

                                    (a)     if to the Corporation, to

                                    VSI Acquisition II Corporation
                                    c/o Volume Services, Inc.
                                    201 East Main Street
                                    Spartanburg, South Carolina 29306

                                    Attention: Chief Operating Officer
                                    Telecopier No.: (864) 598-8694

                                    (b)     if to a Stockholder, to the address
                                            of such Stockholder as it appears on
                                            Exhibit A hereto, or at such other
                                            place as such Stockholder shall have
                                            designated by notice as herein
                                            provided to the Corporation.

8.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute but one and the same instrument.

8.15. Additional Other Stockholder. Any Person who holds Shares or options exercisable for Shares must become a party to this Agreement as an Other Stockholder and must become bound hereby by entering into this Agreement or a supplementary agreement with the Corporation agreeing to be bound by the terms hereof. Each such supplementary agreement shall become effective upon its execution by the Corporation and such Person, and it shall not require the signature or consent of any other party hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                VSI ACQUISITION II CORPORATION

                                By: /s/ Lawrence A. Hatch
                                    -----------------------------
                                    Name: Lawrence A. Hatch
                                    Title: Chairman and CEO

                                RECREATIONAL SERVICES L.L.C.

                                By: /s/ Peter C. Keenoy
                                    --------------------------------------------
                                    Name:  General Electric Capital Corporation,
                                           as Managing Member

                                GENERAL ELECTRIC CAPITAL CORPORATION
                                (for purposes of Articles VI and VIII)

                                By: /s/ Peter C. Keenoy
                                    --------------------------------------------
                                    Name: Peter C. Keenoy
                                    Title: Duly Authorized Signatory

                                                                              26
                                BCP VOLUME L.P.

                                By:      Blackstone Capital Partners II
                                         Merchant Banking Fund L.P.

                                         By:      Blackstone Management
                                                  Associates II L.L.C.,
                                                  as General Partner

                                                  By: /s/ Howard A. Lipson
                                                      --------------------------
                                                      Name:    Howard A. Lipson
                                                      Title:   Attorney-in-Fact

                            BCP OFFSHORE VOLUME L.P.

                            By:      Blackstone Offshore Capital
                                     Partners II L.P.

                                     By:      Blackstone Management
                                              Associates II L.L.C.,
                                              as General Partner

                                                  By: /s/ Howard A. Lipson
                                                      -------------------------
                                                      Name:    Howard A. Lipson
                                                      Title:   Attorney-in-Fact

                                         By:      Blackstone Service (Cayman)
                                                  LDC, as Administrative
                                                  General Partner

                                                  By: /s/ Howard A. Lipson
                                                      -------------------------
                                                      Name:    Howard A. Lipson
                                                      Title:   Attorney-in-Fact

                                VSI MANAGEMENT DIRECT L.P.

                                By:    VSI Management I L.L.C.

                                       By: /s/ Lawrence A. Hatch
                                           -------------------------------------
                                           Larry A. Hatch,
                                           as Managing Member

                                       By: Blackstone Management Associates II
                                           L.L.C., as Managing Member

                                           By: /s/ Howard A. Lipson
                                               ---------------------------------
                                               Howard A. Lipson
                                               as Attorney-in-Fact

                                                                       EXHIBIT A

                              List of Stockholders

Name and Address                                Class and Number of Shares Owned

General Electric Capital Corporation                          0
201 High Ridge Road
Stamford, CT  06927-5100
Attention: Peter Keenoy

Recreational Services L.L.C.                                  150.074
201 High Ridge Road
Stamford, CT  06927-5100
Attention: Peter Keenoy

BCP Volume L.P.                                               278.69539
c/o Blackstone Management
      Associates II L.P.
118 North Bedford Road
Suite 300
Mount Kisco, New York  10549
Attention:  Howard A. Lipson

BCP Offshore Volume L.P.                                      72.30019
c/o Blackstone Management
      Associates II L.P.
118 North Bedford Road
Suite 300
Mount Kisco, New York  10549
Attention:  Howard A. Lipson

VSI Management Direct L.P.                                    25.07772
c/o Volume Services, Inc.
201 East Main Street
Spartanburg, South Carolina 29306
Attention:  CEO, Volume Services, Inc.